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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2009 (December 17, 2009)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

We issued a press release on December 17, 2009 announcing that Genesis Energy, L.P. will become associated with Quintana Capital Group (“Quintana”), an energy-focused private-equity firm headquartered in Houston, Texas.  An affiliate of Quintana has entered into a definitive agreement with Denbury Resources Inc. (“Denbury”) to acquire all of Denbury’s Class A membership interests in our general partner for cash.  Immediately after the closing, Quintana and its co-investors will control our general partner, and members of the Davison family and our management team will be minority investors.  Certain members of the Davison family currently own approximately 30% of our outstanding common units and Denbury will continue to own approximately 10% of our outstanding common units.

A copy of the press release is attached as Exhibit 99-A to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired.

Not applicable.

(b)      Pro forma financial information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d)  Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

99-A	Genesis Energy, L.P. press release, dated December 17, 2009.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)
	By:	GENESIS ENERGY, LLC, as General Partner
Date: December 23, 2009	By:	/s/ Robert v. Deere
Robert V. Deere Chief Financial Officer